SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement Definitive Additional Materials
Soliciting Material Pursuant to 14a-12

BRUSH ENGINEERED MATERIALS INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

  No fee required.
  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

  Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

GENERAL INFORMATION
1. ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
BENEFICIAL OWNERSHIP TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUMMARY COMPENSATION TABLE
OPTION EXERCISES IN LAST FISCAL YEAR
OPTION GRANTS IN LAST FISCAL YEAR
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CUMULATIVE SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION
PENSION AND RETIREMENT BENEFITS
AUDIT COMMITTEE REPORT
2. APPROVAL OF THE 1997 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS (AS AMENDED AND RESTATED AS OF MAY 1, 2001)
3. APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
APPENDIX B

Brush Engineered Materials Inc.

17876 St. Clair Avenue
Cleveland, Ohio 44110

Notice of Annual Meeting of Shareholders

      The annual meeting of shareholders of Brush Engineered Materials Inc. will be held at the Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, on May 1, 2001 at 11:00 a.m., local time, for the following purposes:

(1)	To elect three directors, each to serve for a term of three years and until a successor is elected and qualified;

(2)	To approve the amendment and restatement of the 1997 Stock Incentive Plan for Non-Employee Directors;

(3)	To ratify the selection of Ernst & Young LLP as independent auditors for Brush Engineered Materials for the year 2001; and

(4)	To transact any other business that may properly come before the meeting.

      Shareholders of record as of the close of business on March 9, 2001 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.

Michael C. Hasychak
Secretary

March 19, 2001

Important — your proxy is enclosed.

Please sign, date and return your proxy in the accompanying envelope.

BRUSH ENGINEERED MATERIALS INC.

17876 St. Clair Avenue
Cleveland, Ohio 44110

PROXY STATEMENT

March 19, 2001

GENERAL INFORMATION

      Your Board of Directors is furnishing this document to you in connection with our solicitation of proxies to be used at our annual meeting of shareholders to be held on May 1, 2001.

      If you sign and return the enclosed proxy card, your shares will be voted as indicated on the card. Without affecting any vote previously taken, you may revoke your proxy by delivery to us of a new, later dated proxy with respect to the same shares, or by giving written notice to us before or at the annual meeting. Your presence at the annual meeting will not, in and of itself, revoke your proxy.

      At the close of business on March 9, 2001, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting, we had outstanding and entitled to vote 16,539,756 shares of common stock.

      Each outstanding share of common stock entitles its holder to one vote on each matter brought before the meeting. Under Ohio law, shareholders have cumulative voting rights in the election of directors, provided that the shareholder gives not less than 48 hours notice in writing to the President, any Vice President or the Secretary of Brush Engineered Materials that the shareholder desires that voting at the election be cumulative, and provided further that an announcement is made upon the convening of the meeting informing shareholders that notice requesting cumulative voting has been given by the shareholder. When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of the shareholder’s votes to one nominee or divide the shareholder’s votes among as many nominees as he or she sees fit. Unless contrary instructions are received on proxies given to Brush Engineered Materials, in the event that cumulative voting applies, all votes represented by the proxies will be divided evenly among the candidates nominated by the Board of Directors, except that if voting in this manner would not be effective to elect all the nominees, the votes will be cumulated at the discretion of the Board of Directors so as to maximize the number of the Board of Directors’ nominees elected.

      In addition to the solicitation of proxies by the use of the mails, we may solicit the return of proxies in person and by telephone, telecopy or e-mail. We will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares and will reimburse them for their expenses. We will bear the cost of the solicitation of proxies.

      At the annual meeting, the inspectors of election appointed for the meeting will tabulate the results of shareholder voting. Under Ohio law, our articles of incorporation and our code of regulations, properly signed proxies that are marked “abstain” or are held in “street name” by brokers and not voted on one or more of the items before the meeting will, if otherwise voted on at least one item, be counted for purposes of determining whether a quorum has been achieved at the annual meeting. Votes withheld in respect of the election of directors will not be counted in determining the election of directors. Abstentions and broker non-votes in respect of the amendment and restatement of the 1997 Stock Incentive Plan for Non-Employee Directors or the selection of independent auditors will have the same effect as votes against these items.

      On May 16, 2000, as the result of a merger, Brush Engineered Materials became the publicly held parent of Brush Wellman Inc., and Brush Wellman became a wholly-owned subsidiary of Brush Engineered Materials. References in this document to the “Company,” “we,” “us,” or “our” mean Brush Wellman for all times before May 16, 2000 and Brush Engineered Materials for all times on or after May 16, 2000.

1. ELECTION OF DIRECTORS

      Our articles of incorporation and code of regulations provides for three classes of directors whose terms expire in different years. At the present time it is intended that proxies will be voted for the election of Joseph P. Keithley, William R. Robertson and John Sherwin, Jr.

Your Board of Directors recommends a vote for these nominees.

      If any of these nominees become unavailable, it is intended that the proxies will be voted as the Board of Directors determines. We have no reason to believe that any of the nominees will be unavailable. The three nominees receiving the greatest number of votes will be elected as directors of Brush Engineered Materials.

      The following table sets forth information concerning the nominees and the directors whose terms of office will continue after the meeting:

Nominees Whose Terms End in 2004	Current Employment

Joseph P. Keithley Director since 1997 Member — Governance Committee and Organization and Compensation Committee	Chairman, Chief Executive Officer & President, Keithley Instruments, Inc. (Electronic Test and Measurement Products)
Age — 52
Mr. Keithley has been Chairman of the Board of Keithley Instruments, Inc. since 1991. He has served as Chief Executive Officer of Keithley Instruments, Inc. since November 1993 and as its President since May 1994. He is a director of Keithley Instruments, Inc.

William R. Robertson Director since 1997 Member — Audit Committee and Organization and Compensation Committee	Managing Partner, Kirtland Capital Partners (Private Equity Investments)
Age — 59
Mr. Robertson has been a Managing Partner of Kirtland Capital Partners since September 1997. Prior to that time, he was President of National City Corporation from October 1995 until July 1997. He also served as Deputy Chairman from August 1988 until October 1995. He is a director of Gries Financial LLC.

John Sherwin, Jr. Director since 1981 Member — Audit Committee and Organization and Compensation Committee	President, Mid-Continent Ventures, Inc. (Venture Capital Company)
Age — 62
Mr. Sherwin has been President of Mid-Continent Ventures, Inc. during the past five years.

Directors Whose Terms End in 2003	Current Employment

Gordon D. Harnett Director since 1991	Chairman of the Board, President and Chief Executive Officer
Age — 58	of Brush Engineered Materials Inc.
Mr. Harnett has been Chairman of the Board, President and Chief Executive Officer of Brush Engineered Materials (and its predecessor, Brush Wellman Inc.) during the past five years. He is a director of Lubrizol Corporation, National City Bank, Cleveland and PolyOne Corporation.

William P. Madar Director since 1988 Member — Governance Committee and Organization and Compensation Committee	Chairman of the Board, Nordson Corporation (Industrial Application Equipment Manufacturer)
Age — 61
Mr. Madar was elected Chairman of the Board of Nordson Corporation effective October 1997. Prior to that time, he served as Vice Chairman of Nordson Corporation from August 1996 until October 1997 and as Chief Executive Officer from February 1986 until October 1997. From February 1986 until August 1996, he also served as its President. He is a director of Lubrizol Corporation, National City Bank, Cleveland and Nordson Corporation.

David H. Hoag Director since 1999 Member — Organization and Compensation Committee and Governance Committee	Retired Chairman, The LTV Corporation (Integrated Steel Producer and Metal Fabricator)
Age — 61
Mr. Hoag retired as Chairman of the Board of The LTV Corporation in January of 1999. He had served as its Chairman since June 1991 and as Chief Executive Officer from February 1991 until September 1998 and President from January 1991 until July 1997. The LTV Corporation filed for Chapter 11 bankruptcy protection in December of 2000. Mr. Hoag is a director of Lubrizol Corporation, NACCO Industries, Inc., PolyOne Corporation and The Chubb Corporation. He is also the Chairman of the Board of Directors of the Federal Reserve Bank of Cleveland.

Directors Whose Terms End in 2002	Current Employment

Albert C. Bersticker Director since 1993 Member — Governance Committee and Organization and Compensation Committee	Retired Chairman, Ferro Corporation (Specialty Chemicals)
Age — 66
Mr. Bersticker was elected Chairman of Ferro Corporation in February 1996 and retired in 1999. He served as Chief Executive Officer of Ferro Corporation from 1991 until January of 1999 and as its President from 1988 until February 1996. Mr. Bersticker is a director of Ferro Corporation, KeyCorp Inc. and Oglebay Norton Company.

Dr. Charles F. Brush, III Director since 1958 Member — Audit Committee and Organization and Compensation Committee	Personal investments
Age — 77
There has been no change in Dr. Brush’s occupation during the past five years.

David L. Burner Director since 1995 Member — Audit Committee, Governance Committee and Organization and Compensation Committee	Chairman, Chief Executive Officer and President The B.F.Goodrich Company (Specialty Chemicals and Aircraft Systems and Services)
Age — 61
Mr. Burner was elected Chairman of The B.F.Goodrich Company in July 1997. He has served as Chief Executive Officer of The B.F.Goodrich Company since December 1996 and as President since December 1995. Prior to his election as President, he served as Executive Vice President of The B.F.Goodrich Company from October 1993 and as Senior Vice President from April 1990. Mr. Burner is a director of Briggs & Stratton Corporation, Milacron Inc., Progress Energy, Inc. and The B.F.Goodrich Company.

N. Mohan Reddy Ph.D. Director since 2000 Member — Audit Committee and Organization and Compensation Committee	Professor The Weatherhead School of Management, Case Western Reserve University
Age — 47
Dr. Reddy has been a professor at the Weatherhead School of Management, Case Western Reserve University for the past five years.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors maintains, among other committees, an Audit Committee, a Governance Committee and an Organization and Compensation Committee, the members of which are identified in the above table.

      The Audit Committee held three meetings in 2000. Its principal functions are provided in its charter, which is attached as Appendix A. All members of the audit committee are independent within the meaning of Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

      The Governance Committee held two meetings in 2000. Its principal functions include:

•	evaluation of candidates for board membership, including any nominations of qualified candidates submitted in writing by security holders to the Secretary of Brush Engineered Materials;

•	recommendations to the full Board of Directors of candidates to fill executive vacancies that arise from time to time; and

•	recommendations to the full Board of Directors regarding Board of Directors governance matters.

      Any shareholder desiring to submit a candidate for consideration by the governance committee should send the name of the proposed candidate, together with biographical data and background information concerning the candidate, to:

Corporate Secretary
Brush Engineered Materials Inc.
17876 St. Clair Avenue
Cleveland, Ohio 44110

      The Organization and Compensation Committee held six meetings in 2000. Its principal functions include:

•	reviewing executive compensation;

•	taking action where appropriate or making recommendations to the full Board of Directors with respect to executive compensation;

•	recommending the adoption of executive benefit plans;

•	granting stock options and other awards;

•	reviewing and recommending actions to the Board of Directors on matters relating to management succession, retention and development plans and changes in organizational structure; and

•	reviewing investments of pension assets and funding position of retirement pensions.

      The Board of Directors held seven meetings in 2000. All of the directors attended at least 75% of the total meetings held by the Board of Directors and the committees on which they served during 2000.

DIRECTOR COMPENSATION

      Each director who is not an officer of Brush Engineered Materials receives an annual retainer fee of $16,500 for each calendar year. The Chairman of each committee, if not an officer, receives an additional $1,000 on an annual basis. In addition, each director who is not an officer of Brush Engineered Materials receives a fixed meeting fee of $17,500 on an annual basis.

      Brush Engineered Materials maintains a Deferred Compensation Plan for Non-Employee Directors. This plan provides each non-employee director the opportunity to defer receipt of all or a portion of the compensation payable for his services as a director. Brush Engineered Materials, in turn, transfers an amount equal to the reduction in compensation to a trust, which is invested, at the director’s discretion, in Brush Engineered Materials common stock or in accordance with Brush Engineered Materials’ investment policy.

Directors are encouraged to take all or a portion of their compensation in the form of common stock. For 2000 and 2001, directors elected to receive an aggregate of $149,333 and $102,000 worth of Brush Engineered Materials common stock on a deferred basis under this plan, respectively.

      We previously maintained a Stock Option Plan for Non-Employee Directors, which authorized a one-time grant of a non-qualified option to purchase Company common stock, at fair market value at the date of grant, to each non-employee director who had never been an employee of the Company. Eleven directors then in office each received a grant between April 1990 and October 1996 for 5,000 shares of common stock. Pursuant to a one-year extension of the term of the plan by the Board of Directors during 1997, one additional director received a grant on June 3, 1997 for 5,000 shares. Each option became exercisable six months after the date of grant and will expire ten years after the date of grant, subject to earlier termination in the event of termination of service on the board or disability. There are no more shares available under this plan.

      The 1997 Stock Incentive Plan for Non-Employee Directors, which replaced the Stock Option Plan for Non-Employee Directors, provides newly-elected directors with the same one-time stock option grant that was previously available under the Stock Option Plan for Non-Employee Directors. Under the 1997 Stock Incentive Plan, one director received a grant on February 3, 1999 of an option for 5,000 shares at an exercise price of $14.66. One additional director received a grant on September 13, 2000 of an option for 5,000 shares at an exercise price of $22.72. In addition, this plan provides for an automatic grant of 500 deferred shares of common stock to each eligible director on the business day following the annual meeting of shareholders. During 1999, nine directors were credited with 500 shares and during 2000 eight directors were credited with 500 shares of Company common stock each.

BENEFICIAL OWNERSHIP TABLE

      The following table sets forth, as of February 15, 2001, information with respect to the beneficial ownership of Brush Engineered Materials common stock by each person known by Brush Engineered Materials to be the beneficial owner of more than 5% of the common stock, by each present director of Brush Engineered Materials, by executive officers of Brush Engineered Materials and by all directors and executive officers of Brush Engineered Materials as a group. Unless otherwise indicated in the notes to this table, the shareholders listed in the table have sole voting and investment power with respect to shares beneficially owned by them. Shares that are subject to stock options that may be exercised within 60 days of February 15, 2001 are reflected in the number of shares shown and in computing the percentage of Brush Engineered Materials common stock beneficially owned by the person who owns those options.

	Number of		Percent of
Non-Officer Directors	Shares		Class

Albert C. Bersticker	18,463	(1)(2)	*

Dr. Charles F. Brush, III	280,647	(1)(2)(3)	1.65%

David L. Burner	18,736	(1)(2)	*

David H. Hoag	11,683	(1)(2)	*

Joseph P. Keithley	8,083	(1)(2)	*

William P. Madar	29,372	(1)(2)	*

N. Mohan Reddy	5,923	(1)(2)	*

William R. Robertson	23,578	(1)(2)(4)	*

John Sherwin, Jr.	28,532	(1)(2)(5)	*

Named Executive Officers

Gordon D. Harnett	330,207	(1)	1.94%

William R. Seelbach	22,358	(1)	*

Daniel A. Skoch	69,129	(1)	*

John D. Grampa	20,674	(1)	*

Alfonso T. Lubrano	14,308	(1)	*

Stephen Freeman	61,824	(1)	*

All directors and executive officers as a group (including the Named Executive Officers) (15 persons)	943,517	(6)	5.54%

Other Persons

SSB Citi Fund Management LLC	2,375,029	(7)	13.94%
388 Greenwich Street New York, New York 10013

Private Capital Management, Inc.	1,667,752	(8)	9.79%
3003 Tamiami Trail North Naples, Florida 34103

Brush Engineered Materials Inc. Savings and Investment Plan	1,224,487	(9)	7.19%

Dimensional Fund Advisors	980,609	(10)	5.75%
1299 Ocean Avenue Santa Monica, California 90401

Joseph L. Harrosh	875,820	(11)	5.14%
40900 Grimmer Boulevard Fremont, California 94538

Pioneer Investment Management, Inc.	869,500	(12)	5.10%
60 State Street Boston, Massachusetts 02109

*	Less than 1% of common stock.

(1)	Includes shares covered by outstanding options exercisable within 60 days as follows: Mr. Harnett 289,000; Mr. Seelbach 18,500; Mr. Skoch 65,000; Mr. Grampa 15,800; Mr. Lubrano 12,000; Mr. Freeman 58,000; and 5,000 for each of Messrs. Bersticker, Brush, Burner, Hoag, Keithley, Madar,

Reddy, Robertson, and Sherwin. Also includes 20,245 restricted shares granted to Mr. Harnett in 2000 pursuant to the 1995 Stock Incentive Plan, as amended, which, in general, are subject to forfeiture if Mr. Harnett is not continuously employed in his current capacity for a period of three years ending on September 1, 2003.

(2)	Includes deferred shares under the Deferred Compensation Plan for Non-Employee Directors and 1997 Stock Incentive Plan for Non-Employee Directors as follows: Mr. Bersticker 12,963; Dr. Brush 10,711; Mr. Burner 13,736; Mr. Hoag 5,683; Mr. Keithley 2,083; Mr. Madar 23,172; Dr. Reddy 923; Mr. Robertson 8,078; and Mr. Sherwin 8,838.

(3)	Includes 40,000 shares owned by the Charles F. Brush, III Charitable Remainder Unitrust of which Dr. Brush is trustee and 3,000 shares owned by the estate of Dr. Brush’s wife, as to all of which Dr. Brush disclaims beneficial ownership.

(4)	Includes 500 shares owned by Mr. Robertson’s wife of which Mr. Robertson disclaims beneficial ownership.

(5)	Includes 6,899 shares owned by Mr. Sherwin’s wife and children of which Mr. Sherwin disclaims beneficial ownership.

(6)	Includes 503,300 shares subject to outstanding options held by officers and directors and exercisable within 60 days.

(7)	According to a Schedule 13G filed with the Securities and Exchange Commission on January 18, 2001, as of December 31, 2000, Citigroup Inc. had shared voting power and shared dispositive power over 2,375,029 shares; Salomon Smith Barney Holdings Inc. had shared voting power and shared dispositive power over 2,375,029 shares; and SSB Citi Fund Management LLC, formerly SSBC Fund Management Inc., had shared voting power and shared dispositive power over 2,169,721 shares. SSB Citi Fund Management LLC is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. Salomon Smith Barney Holdings Inc. is a wholly-owned subsidiary of Citigroup Inc. Each reported that it is an Investment Adviser under either the Investment Advisers Act of 1940 or a similar state law.

(8)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, as of February 14, 2001, Private Capital Management, Inc. (“PCM”), and Bruce S. Sherman, Chairman of PCM, each an Investment Adviser registered under the Investment Advisers Act of 1940, reported that PCM and Mr. Sherman were each deemed to be the beneficial owner of 1,667,752 shares, having shared dispositive power over those shares, which are held on behalf of PCM’s clients. Mr. Sherman disclaims the existence of a group.

(9)	Fidelity Management Trust Company, trustee for the Brush Engineered Materials Inc. Savings and Investment Plan holds the shares in trust. All participants share voting power with the trustee of the Plan with respect to shares attributable to their accounts.

(10)	Dimensional Fund Advisors, an Investment Adviser registered under the Investment Advisers Act of 1940, reported on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001 that, as of December 31, 2000, it had sole voting and dispositive power with respect to 980,609 shares. Dimensional possesses voting and dispositive power by virtue of its role as investment adviser to four investment companies registered under the Investment Company Act of 1940 and as investment manager for other commingled group trusts and separate accounts. The shares over which Dimensional exercises voting and dispositive power are owned by the four investment companies and other group trusts and separate accounts and Dimensional disclaims beneficial ownership of these shares.

(11)	According to a Schedule 13G filed with the Securities and Exchange Commission on January 4, 2001.

(12)	Information regarding share ownership was obtained from Schedule 13G filed with the Commission on January 3, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and officers and persons who own 10% or more of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, officers and 10% or greater shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

      Based solely on our review of copies of forms that we have received, and written representations by our directors, officers and 10% or greater shareholders, our belief is that all of our directors, officers and 10% or greater shareholders complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 2000, except that one Form 4 of Charles F. Brush, III, director, was filed 23 days late.

SUMMARY COMPENSATION TABLE

      The following table sets forth the total annual compensation for the years shown for Mr. Harnett, the remaining executive officers and two other officers who are no longer executive officers.

		Annual				Long Term
		Compensation(1)				Compensation

						Awards
							Payouts
						Securities
Name and						Underlying	LTIP	All Other
Principal		Salary		Bonus		Options	Payouts	Compensation
Position	Year	($)		($)		(#)	($)(2)	($)(3)

Gordon D. Harnett	2000	498,850	(4)	442,500	(4)	37,000	0	25,117	(4)
Chairman of the Board,	1999	439,696	(4)	0		37,000	0	13,191	(4)
President and	1998	435,163	(4)	0		30,000	0	70,169	(4)
Chief Executive Officer

William R. Seelbach	2000	301,703	(4)	176,726	(4)	11,000	0	10,403	(4)
President, Brush Wellman Inc.	1999	259,846	(4)	0		11,000	0	8,845	(4)
	1998	125,000	(5)	35,000	(5)	7,500	0	N/A

Daniel A. Skoch	2000	234,057	(4)	156,240	(4)	10,000	0	7,497	(4)
Senior Vice President	1999	189,615	(4)	0		9,500	0	5,688	(4)
Administration	1998	170,346	(4)	0		7,500	0	6,354	(4)

John D. Grampa	2000	199,326	(4)	122,000		8,000	0	5,980	(4)
Vice President Finance	1999	165,000	(4)	0		6,000	0	5,250	(4)
and Chief Financial Officer	1998	47,596	(6)	10,000	(6)	3,000	0	N/A

Alfonso T. Lubrano****	2000	199,423	(4)	148,000	(4)	8,000	0	9,847	(4)
President, Technical	1999	169,846	(4)	125,800		7,000	0	5,376	(4)
Materials, Inc.	1998	165,143	(4)	9,360		6,000	47,866	10,495	(4)

Stephen Freeman****	2000	216,336	(4)	119,941		9,000	0	6,490	(4)
President,	1999	207,877	(4)	0		9,000	0	6,236	(4)
Brush International, Inc.	1998	206,537	(4)	0		6,000	0	17,585	(4)

****	Messrs. Lubrano and Freeman were deemed to be executive officers through December 4, 2000.

(1)	A column to this table entitled “Other Annual Compensation” has been excluded because no compensation was paid to any of the named officers that requires disclosure as “Other Annual Compensation.”

(2)	Payout in 1998 reflects Performance Restricted Shares and Performance Shares awarded in 1996 which were earned by the named Executive Officer for the performance period 1996 through 1998, valued at the Company’s Common stock price at February 2, 1999 plus accumulated dividends earned on those shares.

(3)	Except as noted in (4), amounts in All Other Compensation consist of Company matching contributions to the Brush Engineered Materials Inc. Savings and Investment Plan.

(4)	Salary for 2000, 1999 and 1998 includes compensation the executive elected to replace with options to purchase property other than Brush Engineered Materials securities under the Company’s Key Employee Share Option Plan as follows: Mr. Harnett $19,731, $16,781 and $22,292; Mr. Seelbach $13,170, $13,485 and $0; Mr. Skoch $3,843, $5,923 and $39,110; Mr. Lubrano $18,627, $1,921 and $9,051; Mr. Freeman $4,634, $4,788 and $9,659; and Mr. Grampa $20,000, $12,308 and $0. Bonus for 2000 includes compensation the executive elected to replace with options to purchase property other than Brush Engineered Materials securities under the Company’s Key Employee Share Option Plan as follows: Mr. Harnett $20,302; Mr. Seelbach $4,057; Mr. Skoch $949; and Mr. Lubrano $450.

All Other Compensation for 2000, 1999 and 1998 includes amounts in connection with options to purchase property other than Brush Engineered Materials securities under the Company’s Key Employee Share Option Plan as follows: Mr. Harnett; $20,017, $8,391 and $65,369; Mr. Seelbach $5,303, $4,045 and $0; Mr. Skoch $2,397, $888 and $1,554; Mr. Lubrano $4,747, $576 and $5,695; Mr. Freeman $1,390, $1,436 and $12,785; and Mr. Grampa $880, $450 and $0. The Key Employee Share Option Plan

provides for options covering property with an initial value equal to the amount of compensation they replace, divided by 75%, and with an exercise price equal to the difference between that amount and the amount of compensation replaced. Thus, the executive may receive the increase or decrease in market value of the entire amount of the property covered by the option, including the exercise price. Mr. Harnett’s salary for 1999 also includes $107,156 of deferred compensation under the Executive Deferred Compensation Plan.

(5)	Mr. Seelbach has been an executive officer since June 1998. Bonus for 1998 reflects incentive compensation earned pursuant to an employment letter agreement, dated as of June 24, 1998, between Mr. Seelbach and the Company, filed as an exhibit to the Company’s Form 10-Q for the quarterly period ended July 3, 1998.

(6)	Mr. Grampa has been an executive officer since December 1998. Bonus for 1998 reflects incentive compensation earned pursuant to an employment letter agreement between Mr. Grampa and the Company.

OPTION EXERCISES IN LAST FISCAL YEAR

      The following table provides information about stock options exercised by the named executive officers who are included in the Summary Compensation Table and the value of each officer’s unexercised options at December 31, 2000.

	Shares		Number of Securities	Value of Unexercised
	Acquired	Value	Underlying Unexercised	In-the-Money Options
	on Exercise	Realized	Options at December 31, 2000(#)	at December 31, 2000($),
	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Gordon D. Harnett	0	0	289,000/0	$1,166,743/0

William R. Seelbach	11,000	72,848	18,500/0	$49,449/0

Daniel A. Skoch	12,000	102,028	65,000/0	$228,591/0

John D. Grampa	0	0	15,800/1,200	$74,150/4,950

Alfonso T. Lubrano	9,800	80,524	12,000/0	$25,305/0

Stephen Freeman	15,000	109,694	58,000/0	$198,725/0

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information about stock option grants during 2000 to the named executive officers who are included in the Summary Compensation Table. There was one grant of options to the named executive officers during the year.

		Individual Grants

	# of	% of			Potential Realizable Value at
	Securities	Total Options	Exercise		Assumed Annual Rates of Stock Price
	Underlying	Granted to	or Base		Appreciation for Option Term
	Options	Employees	Price	Expiration
Name	Granted	in Fiscal Year	($/Sh)	Date	0%($)	5%($)	10%($)

Gordon D. Harnett	37,000	14.82	$15.97	2/1/10	$0	$371,608	$941,726

William R. Seelbach	11,000	4.41	$15.97	2/1/10	$0	$110,478	$279,973

Daniel A. Skoch	10,000	4.01	$15.97	2/1/10	$0	$100,434	$254,521

John D. Grampa	8,000	3.21	$15.97	2/1/10	$0	$80,348	$203,617

Alfonso T. Lubrano	8,000	3.21	$15.97	2/1/10	$0	$80,348	$203,617

Stephen Freeman	9,000	3.61	$15.97	2/1/10	$0	$90,391	$229,069

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

      No performance restricted shares or performance shares were awarded during the year 2000 pursuant to the 1995 Stock Incentive Plan, as amended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Organization and Compensation Committee of the Board of Directors is composed of all the independent, non-employee directors of the Board. The Committee is responsible for developing and making policy recommendations to the Board with respect to the Company’s executive compensation. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer, elected executive officers and certain other senior management positions.

Compensation Philosophy — Pay for Performance

      The Committee’s compensation philosophy is to recognize superior results with superior monetary rewards. Where results are below expectations, pay will directly reflect the less-than-targeted performance.

Total Compensation Strategy

      The executive compensation strategy is to attract and retain qualified executives and to provide appropriate incentives to achieve the long-term success of the Company and to enhance shareholder value over the long term. The Company employs a total compensation strategy, taking into consideration base pay, annual performance compensation and long-term incentives. Base salary is generally established at moderately competitive levels, and greater weight is put on the performance-driven portions of the compensation package.

Base Salary

      Base salaries are established by the Committee based on an executive’s job responsibilities, level of experience, individual performance and contribution to the business. In 2000, the Committee recognized the increased retention and motivational issues caused by the challenging and controversial environmental and legal disputes facing the Company. The Committee responded to these issues by granting higher than market increases to some executives. The Chief Executive Officer’s base salary was increased from $440,000 to $500,000. In addition, a few executives received increases based on promotions and/or enlarged scope of their business.

Annual Performance Compensation

      A Management Performance Compensation Plan provides for annual, single-sum cash payments that are based on achieving preestablished financial objectives and qualitative performance factors. Qualitative factors include performance against certain strategic measures, primarily related to environmental, health and safety achievements. Financial objectives are preestablished by the Committee on an annual basis.

      Annual performance compensation target opportunity is established for each executive by the Committee based on job responsibilities, level of experience, overall business performance and individual contribution to the business, as well as analyses of competitive industry practice. The Chief Executive Officer is measured primarily on a preestablished financial objective and minimally on qualitative performance factors. In 2000, the Chief Executive Officer was awarded $442,500 as a result of exceeding the Company’s financial objective, which was earnings per share, and as a result of the Committee’s evaluation of his qualitative performance measures.

Long Term Incentives

      Stock Incentive Plan. The shareholder-approved 1995 Stock Incentive Plan was designed to afford the Committee flexibility in making awards to align the Company’s long-term incentives with shareholder interest. The Stock Incentive Plan provides the Committee the ability to design stock-based incentives for the achievement of superior results over multi-year periods.

      In early 1998, the Committee granted performance awards with management objectives based solely on stock price appreciation for a three-year performance period from January 1, 1998 through December 31, 2000, under the Stock Incentive Plan. Eligible participants were granted combined awards of performance restricted shares, performance shares and performance units, which would be earned only if the management objectives were reached during the performance period. The amount of each of these performance awards was established by applying a factor to the base salary for each eligible individual. The Chief Executive Officer’s 1998-2000 awards gave him the opportunity to earn performance restricted shares and performance units equivalent to 100% of base pay in effect at January 1, 1998, based on the average stock price on January 27, 1998, the date of grant. At that time, the Chief Executive Officer was granted 11,606 performance restricted shares, together with one half that number of performance shares. Performance restricted shares are forfeited to the extent the goals specified by the Committee are not met, and the performance share portion of the award would only result in the issuance of shares if performance over the three-year performance period exceeded target.

      The other executive officers also received similar performance awards in accordance with the Stock Incentive Plan. Their opportunity to receive performance restricted shares and performance units for the 1998 through 2000 performance period was equivalent to 45% to 70% of base pay in effect at January 1, 1998. In addition, one half of the number of performance restricted shares were also granted in the form of performance shares.

      Since the stock price did not appreciate to the minimum objective, there were no awards earned from the Stock Incentive Plan for the three-year performance period that ended December 31, 2000. The Chief Executive Officer forfeited 11,606 performance restricted shares that were granted him in 1998 and there were no performance shares earned.

      In 2000, the Committee granted the Chief Executive Officer 20,245 restricted shares under the 1995 Stock Incentive Plan in exchange for his voluntarily surrendering 100,000 stock options that were due to expire on January 21, 2001. The number of restricted shares granted equated to the gain he would have realized had he exercised those 100,000 options. Through this exchange, the Committee was able to substantially reduce dilution and convert his potential stock option gain to actual stock ownership. These restricted shares vest in full three years from date of grant and require his continued employment over that time period.

      Long Term Cash Incentive Plan. In early 2000, the Committee initiated a long-term cash incentive plan with management objectives based solely on financial measures for an abbreviated two-year performance period from January 1, 2000 through December 31, 2001. The plan is limited to officers and a small number of senior managers. The financial opportunity varies according to the level of the participant’s organizational responsibility. The Chief Executive Officer may attain 100% of his base pay as in effect on January 1, 2000, for achieving the targeted objective, 150% for exceeding the maximum objective and 0% if the minimum objective is not attained. The other participants have a lesser opportunity ranging anywhere from 35% to 15% at target and 52.5% to 22.5% at maximum. The financial measurement for this plan is the corporate or business unit’s two year improvement in “economic profit,” a formula derived from earnings before interest and taxes and then subtracting a fixed capital charge.

      Stock Options. Stock options are typically granted annually to executives and other selected employees whose contributions and skills are important in the long-term success of the Company. The options are granted with the exercise price equal to the market price of the Company’s stock on the day of grant, vest over a period of up to four years and expire after ten years.

      In 2000, a total of 163 selected employees were awarded options. The overall number of option shares granted was approximately 1.6% of total shares outstanding.

      The Committee established a range of potential option awards for the Chief Executive Officer and executive officers. The specific number of stock options granted to an executive was determined by the Committee based upon the individual’s level of responsibility, recommendations by management, and a subjective judgment by the Committee of the executive’s contribution to the performance of the Company. The number of options currently held by each executive was not taken into consideration. In 2000, the Committee granted the Chief Executive Officer a stock option covering 37,000 shares of Brush Engineered Materials common stock.

Deductibility of Compensation in Excess of $1 Million a Year

      Beginning in 1994, section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Company’s chief executive officer and to each of the other four highest-paid executive officers. However, some “performance-based” compensation is specifically exempt from the deduction limit. In 1998, at the Committee’s recommendation, the Board adopted the Key Employee Share Option Plan which permits any executive officer who may be subject to section 162(m) to elect to replace portions of their compensation with options to purchase property other than Brush Engineered Materials securities, which would then allow for limiting compensation to less than the section 162(m) limit. Although the limitation has had no applicability to the Company, the Company may, in the future, be subject to such loss of deductibility in accordance with section 162(m).

      The foregoing report has been furnished by the Organization and Compensation Committee of the Board of Directors.

William P. Madar (Chairman)

Albert C. Bersticker
Dr. Charles F. Brush, III
David L. Burner
David H. Hoag
Joseph P. Keithley
N. Mohan Reddy, Ph.D.
William R. Robertson
John Sherwin, Jr.

CUMULATIVE SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION

      The following graph sets forth the cumulative shareholder return on Brush Engineered Materials common stock as compared to the cumulative total return of the S&P 500 Index and a self-constructed index consisting of Brush Engineered Materials, Cabot Corporation, Carpenter Technology Corp., Chase Industries Inc., Olin Corporation, Precision Castparts Corp. and Worthington Industries, Inc. for the five year period ending December 31, 2000. (1) (2)

	1995	1996	1997	1998	1999	2000

Brush Engineered Materials Inc.	100	97.73	151.26	112.49	111.75	136.94

S&P 500	100	123.07	164.12	211.02	255.44	232.15

Current Self-Constructed Index	100	101.19	119.60	92.43	88.33	173.11

(1)	Brush Engineered Materials through its wholly-owned subsidiaries, is a leading international producer and supplier of beryllium, beryllium-containing alloys, beryllia ceramic, engineered material systems, precious metal and specialty alloy products. Most competitors are either divisions or subsidiaries of larger corporations, or privately-held companies. Brush Engineered Materials does not fit easily into any standardized peer company listing. A customized peer group has been developed, consisting of specialty engineered materials producers that either compete directly with Brush Engineered Materials for major portions of their business, operate using similar production technologies or serve similar markets.

(2)	Assumes that the value of Brush Engineered Materials common stock and each index was $100 on December 31, 1995 and that all dividends were reinvested.

PENSION AND RETIREMENT BENEFITS

      The Brush Engineered Materials Inc. Pension Plan is a defined benefit plan under which Messrs. Harnett, Seelbach, Skoch, Grampa, Lubrano and Freeman are currently accruing benefits. The following tables show the estimated total annual pension benefits under the qualified pension plan and the Company’s Supplemental Retirement Benefit Plan. The amounts shown are those which would be payable, as a single life annuity, for retirement at age 65 based on various periods of service:

TABLE FOR MESSRS. HARNETT, SEELBACH, SKOCH, GRAMPA AND FREEMAN

Final Average	Years of Service at Age 65
Annual Pay
at Age 65	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

$150,000	$18,972	$28,458	$37,944	$47,430	$56,916	$66,402

200,000	26,115	39,172	52,230	65,287	78,345	91,402

300,000	40,401	60,601	80,801	101,001	121,202	141,402

400,000	54,686	82,029	109,373	136,716	164,059	191,402

500,000	68,972	103,458	137,944	172,430	206,916	241,402

600,000	83,258	124,887	166,515	208,144	249,773	291,402

700,000	97,543	146,315	195,087	243,859	292,630	341,402

800,000	111,829	167,744	223,658	279,573	335,487	391,402

900,000	126,115	189,172	252,230	315,287	378,345	441,402

1,000,000	140,401	210,601	280,801	351,001	421,202	491,402

1,100,000	154,686	232,029	309,373	386,716	464,059	541,402

1,200,000	168,972	253,458	337,944	422,430	506,916	591,402

TABLE FOR MR. LUBRANO

Final Average	Years of Service at Age 65
Annual Pay
at Age 65	10 Years	15 Years	20 Years	25 Years	30 Years

$150,000	$19,154	$28,731	$38,308	$47,884	$57,461

200,000	25,538	38,308	51,077	63,846	76,615

300,000	38,308	57,461	76,615	95,769	114,923

400,000	51,077	76,615	102,153	127,692	153,230

500,000	63,846	95,769	127,692	159,615	191,538

      The compensation covered by the qualified pension plan and the Supplemental Retirement Benefit Plan is regular base salary, sales commissions, and certain performance compensation. The compensation covered by these plans is the same as the amounts shown in the salary, bonus, and certain amounts of the LTIP Payouts columns of the Summary Compensation Table on page 10. “Final Average Annual Pay at Age 65” is based on an employee’s highest compensation for any five consecutive calendar years of employment. Credited service for pension benefit purposes for Messrs. Harnett, Seelbach, Skoch, Grampa, Lubrano and Freeman is 23, 2, 17, 2, 8 and 8, respectively. The Supplemental Retirement Benefit Plan adds 14 years to Mr. Harnett’s service. The benefits shown in the pension plan table above for Mr. Harnett are subject to reductions for certain pension benefits from previous employers.

Employment Agreements

      We have entered into employment agreements with various senior executives, including all of the named executive officers included in the Summary Compensation Table on page 10. These agreements provide benefits to the senior executives in the event there is a “change in control” of Brush Engineered Materials. The material aspects of the employment agreements are summarized below.

      In the event of a change in control, Mr. Lubrano will, if still an employee, remain employed in substantially his position for at least three years and each named executive officer other than Mr. Lubrano will, if still an employee, remain employed in substantially his position for four years. In each case, the executive’s employment may be terminated earlier upon the first to occur of the death of the executive or his reaching age 65. During the period, he will:

•	receive an annual amount at least equal to his salary rate in effect at the beginning of this period or, if higher, his salary rate at any time during the two full calendar years immediately before the change in control;

•	receive the highest incentive compensation award received by him in any of the prior three years; and

•	continue to participate in all of our benefit plans in which he was participating and to receive all perquisites and other benefits that were available to him at the time of the change in control without reduction in the level of benefits received.

      After a change in control, the executive may be terminated by the Company for “cause.” If he is terminated without cause, or if he voluntarily terminates his employment for any of the specified reasons described below, he will be entitled to receive a lump sum payment equal to the present value of the remaining salary and incentive compensation that would otherwise have been paid to him during these times or the four year period described above. Brush Engineered Materials is obligated to secure these payments through a trust to be funded at or prior to the time of any change in control. The executive will also be entitled to the continuation of benefits and perquisites. The agreements include procedures intended to provide that none of the foregoing will constitute “parachute payments” under Section 280G of the Internal Revenue Code. In general, tax penalties would be imposed on the executive and Brush Engineered Materials if any of the foregoing were determined to constitute parachute payments. The agreement for Mr. Lubrano contains comparable provisions that limit payments to him to two times his average taxable income for a period of five years.

      The executive may terminate his employment with Brush Engineered Materials following a change in control and still be entitled to receive the payments specified above in the event of:

•	his good faith determination that, due to changed circumstances significantly affecting his position with Brush Engineered Materials, he is unable to carry out his duties and responsibilities;

•	any reduction in compensation or any substantial reduction in position; or

•	any requirement that he have as his principal office any place more than 50 miles from his principal residence at the time of the change in control.

      If the executive is terminated without cause, or if the executive terminates his employment for any of the reasons specified above, he is, in general, obligated to use reasonable efforts to seek other comparable employment for a period of two years or, if less, the balance of the period of his employment following a change in control. He is also generally obligated to pay Brush Engineered Materials 50% of all employment income from other employers earned by him during that time and is subject for the same time to specified prohibitions on competition.

      Brush Engineered Materials is obligated to pay all attorneys’ and related fees and expenses incurred by an executive as a result of Brush Engineered Materials’ failure to perform its obligations under his agreement or as a result of specified challenges to the validity or enforceability of, or the executive’s performance under, his agreement. This obligation of Brush Engineered Materials must be secured by insurance or as the Board of Directors otherwise determines.

      Mr. Seelbach, whose employment with Brush Wellman commenced on July 1, 1998, is eligible for a separation package if, other than in connection with a change in control, he is terminated without cause or if he voluntarily terminates his employment within five years of employment for any of the specified reasons set forth above applicable to other named executives. In addition, if Mr. Seelbach is not nominated to at least President and Chief Operating Officer of Brush Wellman within three years of his initial full time employment by Brush Wellman, Mr. Seelbach is eligible for the separation package. Mr. Seelbach’s separation package includes a payment equal to one year base salary at the higher of the rate at the time of separation and any prior base salary rate and includes continuation of benefits. It also includes a payment equal to 50% of the prior year’s incentive compensation, if the separation occurs during the first six months of the year, and 100% if the separation occurs during the second six months of the year. In addition, Brush Wellman is obligated to maintain each element of Mr. Seelbach’s base salary at a level equal to at least the second highest level in Brush Wellman or, where performance factors are involved, will have a reasonable probability of being at least the second highest level in the company.

AUDIT COMMITTEE REPORT

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statement with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

      The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held three meetings during fiscal year 2000.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

David L. Burner (Chairman)

Dr. Charles F. Brush, III
N. Mohan Reddy, Ph.D.
William R. Robertson
John Sherwin, Jr.

2.  APPROVAL OF THE

1997 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
(AS AMENDED AND RESTATED AS OF MAY 1, 2001)

GENERAL

      The Board of Directors adopted the Company’s 1997 Stock Incentive Plan for Non-Employee Directors (the “1997 Plan”), which was approved by the shareholders of the Company at the 1998 annual meeting, to replace the 1990 Stock Option Plan for Non-Employee Directors. The purpose of the 1997 Plan is to increase the ownership interest in the Company of non-employee directors and to provide persons whose services are considered essential to the Company’s continued progress with an additional incentive to serve as directors. To further serve this purpose, the Board of Directors approved an amended and restated 1997 Plan (the “Amended 1997 Plan”) on February 6, 2001 to (1) increase the aggregate number of shares available under the 1997 Plan from 50,000 to 150,000 and (2) provide for an automatic annual grant to directors of options to purchase up to 2,000 shares of Common Stock.

      Of the 50,000 shares of Common Stock reserved for issuance under the 1997 Plan, 15,000 are presently reserved for issuance upon the exercise of options, none have been issued upon the exercise of options, 11,500 have been issued and are being held in trust pursuant to deferred share grants, 1,000 have been issued and delivered pursuant to deferred share grants and 22,500 remain available for issuance.

      The following description of the Amended 1997 Plan is qualified by reference to the Amended 1997 Plan, which is attached as Appendix B.

SUMMARY OF THE AMENDED 1997 PLAN

      Eligibility. Any director who has never been an employee of the Company or any subsidiary or affiliate of the Company (each, an “Eligible Director”) will be eligible to participate in the Amended 1997 Plan. On the date of this proxy statement, the Company has nine Eligible Directors under the 1997 Plan. Assuming that all of the Company’s nominees are re-elected to the Board of Directors, the Company will have nine Eligible Directors under the Amended 1997 Plan immediately after the 2001 annual meeting of shareholders.

      Amended 1997 Plan Limits. Upon shareholder approval of the Amended 1997 Plan, an aggregate of 150,000 shares of Common Stock (50,000 of which were approved in 1998 and 100,000 of which are being added by the amendment) will have been authorized for issuance upon the exercise of options granted under the Amended 1997 Plan and pursuant to grants of deferred shares under the Amended 1997 Plan. This limit is subject to adjustment, as provided in the Amended 1997 Plan, to prevent dilution or enlargement of the rights of Eligible Directors as a result of stock splits, stock dividends, recapitalizations and other similar transactions or events.

      Administration. The Amended 1997 Plan will be administered by the Governance Committee of the Board of Directors (the “Governance Committee”), which will generally be authorized to interpret and govern the Amended 1997 Plan. However, except when necessary to prevent certain transactions or events from diluting or enlarging the rights of Eligible Directors under the Amended 1997 Plan, the Governance Committee will have no discretion with respect to the eligibility or selection of directors to receive option or deferred share awards, the times at which such awards are made, the times at which options become exercisable, the maximum number of shares subject to any option or the purchase price for shares subject to any option.

      Options. An option to purchase 5,000 shares of Common Stock will be granted automatically to each new Eligible Director. Each will receive the grant on the first business day following the date of his or her election or appointment to the Board of Directors. In addition, each Eligible Director (including those who are newly elected) will automatically be granted options to purchase up to 2,000 shares of Common Stock on the first business day following each annual meeting of shareholders, starting with the 2001 meeting. The exact number of options included in each annual grant will be determined by the Governance Committee, subject to the 2,000 option limit.

      Each grant will permit the recipient to purchase shares of Common Stock from the Company at a price per share equal to the fair market value of one share of Common Stock on the date of the grant. Payment to the Company may be in the form of cash, shares of Common Stock previously owned by the optionee for more than 6 months or a combination thereof. Options become exercisable six months after the date of grant and generally expire ten years after the date of grant, but may expire earlier if the optionee’s service on the Board of Directors terminates. The period during which option grants may be made under the Amended 1997 Plan will terminate on the second business day following the 2011 annual meeting of shareholders.

      The fair market value of a share of Common Stock on March 9, 2001 was $21.85. Fair market value, as calculated for purposes of the Amended 1997 Plan, is the mean of the high and the low of the price quoted on a date for the Common Stock on the New York Stock Exchange.

      Deferred Shares. Each Eligible Director will automatically be granted 500 deferred shares on the first business day following each annual meeting of shareholders. Each deferred share entitles its holder to one share of Common Stock at the expiration of a deferral period. The deferral period for any deferred share begins on the date of grant and ends upon termination of service by the grantee as a member of the Board of Directors. During the deferral period, the Eligible Directors generally may not transfer any rights under their awards and will have no rights to vote the shares of Common Stock underlying their deferred shares. Eligible Directors will be credited with dividend equivalents in an amount equal to the amount of any cash dividends declared on their deferred shares during the deferral period. Dividend equivalents have the effect of increasing the number of deferred shares as though additional deferred shares were purchased on the date the dividend equivalents are credited, at a price per share equal to the price per share of Common Stock on that date.

      The period during which deferred share grants may be made under the Amended 1997 Plan will terminate on the second business day following the 2011 annual meeting of shareholders.

      The Company will be entitled, but not obligated, to establish a grantor trust or similar arrangement to secure the Company’s obligations to deliver deferred shares under the Amended 1997 Plan. However, any funds contained in such a trust will remain subject to the claims of the Company’s general creditors.

      Transferability. Except as otherwise determined by the Governance Committee, no options or deferred shares granted under the Amended 1997 Plan may be transferred, except by will or the laws of descent and distribution. Except as otherwise determined by the Governance Committee, options may be exercised during the optionee’s lifetime only by the optionee or by the optionee’s guardian or legal representative.

      Notwithstanding the foregoing, options will be transferable by an Eligible Director, without payment of consideration therefor by the transferee, to any one or more members of the Eligible Director’s immediate family, to one or more trusts established solely for the benefit of one or more members of the Eligible Director’s immediate family or to one or more partnerships in which the only partners are members of the immediate family of the Eligible Director. However, no such transfer will be effective unless reasonable prior notice of the transfer is delivered to the Company and the transfer is then effected in accordance with any terms and conditions required by the Company or the Governance Committee. Any transferee will be subject to the same terms and conditions under the Amended 1997 Plan as those that applied before the transfer to the Eligible Director to whom the Company initially granted the transferred options.

      Adjustments. The Governance Committee may adjust option prices, the number or kind of securities covered by options and deferred shares, the number or kind of securities covered by the Amended 1997 Plan and the number of securities to be granted to each Eligible Director as may equitably be required to offset the effects on the Amended 1997 Plan of stock splits or other changes affecting the Common Stock.

      Amendments. The Amended 1997 Plan may be amended by the Board of Directors, but no amendment that has not been approved by shareholders may change the selection or eligibility of directors to receive options or deferred shares under the Amended 1997 Plan, the times at which options will be granted or become exercisable, the times at which deferred shares will be granted, the maximum number of shares of Common Stock subject to any options or awards of deferred shares or the purchase price of Common Stock underlying any options.

AMENDED 1997 PLAN BENEFITS

      None of the three persons nominated by the Company for re-election as directors at the 2001 meeting of shareholders will, if re-elected, receive an initial option grant pursuant to the Amended 1997 Plan on the first business day after the 2001 annual meeting, since none of them will be a newly-elected director. No persons other than the Eligible Directors may receive any options or deferred shares under the Amended 1997 Plan.

      The following table reflects the anticipated awards of options and deferred shares during 2001 under the Amended 1997 Plan, assuming that the Amended 1997 Plan is approved and that all of the Company’s director nominees are re-elected.

New Plan Benefits Table

	Options	Deferred Shares

		Dollar
	Shares	Value(1)	Shares

Gordon D. Harnett	0	0	0

William R. Seelbach	0	0	0

John D. Grampa	0	0	0

Daniel A. Skoch	0	0	0

Alfonso T. Lubrano	0	0	0

Stephen Freeman	0	0	0

Executive Group	0	0	0

Non-Executive Director Group(2)	18,000	$98,325	4,500

Non-Executive Officer Employee Group	0	0	0

(1)	The dollar values shown are based on the fair market value of a share of Common Stock on March 9, 2001.

(2)	Assumes that all Company nominees are elected to the Board of Directors and that the Governance Committee does not exercise its discretion to reduce the number of options granted.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Amended 1997 Plan based on federal income tax laws in effect on January 1, 2001. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Tax Consequences to Eligible Directors

      Options. The options granted under the Amended 1997 Plan will be non-qualified stock options. In general, (i) no income will be recognized by an Eligible Director at the time an option is granted; (ii) at the time an option is exercised, ordinary income will be recognized by the Eligible Director in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as a capital gain.

      Deferred Shares. No income generally will be recognized upon the grant of deferred shares. The receipt of a deferred share grant generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that such shares are transferred to the Eligible Director under the grant, and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company

      To the extent that an Eligible Director recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code.

VOTE REQUIRED

      A favorable vote of the majority of votes cast on the matter is necessary for approval of the Amended 1997 Plan.

      The Board of Directors recommends a vote FOR this proposal.

3. APPOINTMENT OF INDEPENDENT AUDITORS

      A proposal will be presented at the annual meeting to ratify the appointment of the firm of Ernst & Young as independent auditors to examine Brush Engineered Materials’ books of account and other records for the fiscal year ending December 31, 2001. Representatives of Ernst & Young are expected to be present at the annual meeting. Its representatives will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Although this ratification is not required by law, the Board of Directors believes that you should be given this opportunity to express your views on the subject. Ratification requires the affirmative vote of the majority of Brush Engineered Materials common stock present or represented, and entitled to vote on the matter at the annual meeting, taken together as a single class. Unless otherwise directed, proxies in the accompanying form will be voted for ratification of the appointment of Ernst & Young.

Audit Fees

      Ernst & Young LLP (“Ernst & Young”) has billed the Company $357,000, in the aggregate, for professional services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the interim financial statements included in the Company’s Forms 10-Q filed during the fiscal year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees

      There were no billings by Ernst & Young for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Ernst & Young during the fiscal year ended December 31, 2000.

All Other Fees

      Ernst & Young has billed the Company $755,000, in the aggregate, for all services rendered by Ernst & Young, other than those covered above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” during the fiscal year ended December 31, 2000. “All Other Fees” include fees of $518,000 for audit-related services, such as benefit plan audits, statutory audits and accounting and reporting technical advice, and $204,000 for tax-related services.

      Your Board of Directors recommends that you vote for the ratification of the appointment of Ernst & Young as Brush Engineered Materials’ independent auditors.

SHAREHOLDER PROPOSALS

      We must receive by November 19, 2001, any proposal of a shareholder intended to be presented at the 2002 annual meeting of Brush Engineered Materials shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2002 annual meeting pursuant to Rule 14a-8 under the Exchange Act. These proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2002 annual meeting must be received by us on or before the date determined in accordance with our code of regulations or they will be considered untimely under Rule 14a-4(c) of the Exchange Act. Under our code of regulations, proposals generally must be received by us no fewer than 60 and no more than 90 days before an annual meeting. However, if the date of a meeting is more than ten days from the anniversary of the previous year’s meeting and we do not give notice of the meeting at least 75 days in advance, proposals must be received ten days from the date of our notice. Our proxy related to the 2002 annual meeting of Brush Engineered Materials will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the process of Rule 14a-8 received by us after the date determined in accordance with our code of regulations.

OTHER MATTERS

      We do not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action of which we did not have notice of prior to March 2, 2001, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his own judgment.

By order of the Board of Directors,

Brush Engineered Materials Inc.

Michael C. Hasychak
Secretary

Cleveland, Ohio

March 19, 2001

APPENDIX A

BRUSH ENGINEERED MATERIALS INC.

AUDIT COMMITTEE CHARTER

      The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring:

      (1)  The integrity of the financial statements of the Company,

      (2)  The compliance by the Company with legal and regulatory requirements and

      (3)  The independence and performance of the Company’s internal and external auditors.

Audit Committee Structure and Authority

Committee Composition

•	The Audit Committee of the Board of Directors shall be comprised of at least three directors who are independent of management and the Company.

•	Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

•	All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

•	The members of the Audit Committee shall be appointed by the Board on the recommendation of the Governance Committee.

•	The chair of the Audit Committee shall be appointed by the Board on the recommendation of the Governance Committee.

Committee Authority

      The Audit Committee shall:

•	Oversee that management has maintained the reliability and integrity of the accounting policies and the financial reporting and disclosure practices of the company;

•	Oversee that management has established and maintained adequate and effective systems of internal controls within the Company;

•	Oversee that management has established and maintained processes to assure compliance with the Company’s Code of Conduct;

•	Have the authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor;

•	Obtain written communication, at least annually, from the independent auditor regarding the auditor’s independence. Discuss such written communications with the auditor, including a delineation of all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and if so determined by the Audit Committee, recommend that the Board take appropriate action to ensure the independence of the auditor;

•	Provide an avenue for open communication with the external auditor and internal auditor, who have direct responsibility to the Audit Committee and Board of Directors and financial management of the Company;

•	Have the authority to retain special legal, accounting or other consultants to advise the Committee;

•	Have the authority to request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee; and

•	Make regular reports to the Board.

Responsibilities and Processes

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best respond to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Independent Auditors

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders.

•	The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

•	The Committee shall discuss the auditors’ independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board and shall consider the compatibility of non-audit services with the auditors’ independence.

•	Annually, the Committee will review and recommend to the Board the selection of the Company’s independent auditors, subject to shareholders’ approval.

Audit Planning and Internal Control

•	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.

•	Also, the Committee will discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

•	Further, the Committee will meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

Interim Financial Statements

•	The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q.

•	Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	The chair of the Committee may represent the entire Committee for the purposes of this review.

Annual Financial Statements

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

•	Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

APPENDIX B

1997 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

(AS AMENDED AND RESTATED AS OF MAY 1, 2001)

1.  Purpose

      The purpose of this 1997 Stock Incentive Plan for Non-Employee Directors (as Amended and Restated as of May 1, 2001) (the “Plan”) of Brush Engineered Materials Inc. (the “Company”) is to increase the ownership interest in the Company of non-employee directors and to provide further incentive to persons whose services are considered essential to the Company’s continued progress to serve as directors of the Company.

2.  Administration

      The Plan shall be administered by the Governance Committee of the Board of Directors (the “Committee”). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have no discretion with respect to the eligibility or selection of directors to receive options or deferred shares under the Plan, the times at which such awards shall be granted or such options shall become exercisable or the maximum number of shares subject to any such options or the Plan or the purchase price thereunder, except for adjustments described in Section 8. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons, including, without limitation, the Company, its shareholders and persons granted options or deferred shares under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes hereof. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal substantive laws of the State of Ohio.

3.  Participation in the Plan

      Any director of the Company who has never been an employee of the Company or any subsidiary or affiliate of the Company shall be eligible to participate in the Plan (“Eligible Director”).

4.  Shares Subject to the Plan

      Subject to adjustment as provided in Section 8, an aggregate of 150,000 (50,000 of which were approved by shareholders in 1997 and 100,000 of which are being added as of May 1, 2001) shares of the Company’s Common Stock, no par value (“Common Stock”), shall be available for issuance upon the exercise of options granted under the Plan and as deferred shares under the Plan. The shares of Common Stock deliverable upon the exercise of options or as deferred shares may be made available from authorized but unissued share or shares reacquired by the Company, including shares purchased in the open market or in private transactions, or any combination thereof. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such option shall again become available for the grant of other options or deferred shares under the Plan. If there are not enough shares of Common Stock remaining available for awards to be made under the Plan at a particular time, the Governance Committee shall determine how the shares shall be allocated.

5.  Non-Statutory Stock Options

      All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. Each option granted under the Plan shall provide that such option will not be treated as an “incentive stock option,” as that term is defined in Section 422(b) of such Code.

6.  Terms, Conditions and Form of Options

      Each option granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with the Plan and be subject to the following terms and conditions:

a. Initial Option Grant Dates. Options to purchase 5,000 shares of Common Stock (as adjusted pursuant to Section 8) shall be granted automatically to Eligible Directors who have not received an award under the 1990 Stock Option Plan for Non-Employee Directors on the business day next following the date on which such Eligible Director is elected or appointed to the Board.

b. Annual Option Grant Dates. On the business day following the annual meeting of shareholders, beginning with the 2001 Annual Meeting of Shareholders, each Eligible Director shall automatically be granted options to purchase such number of shares of Common Stock not in excess of 2,000 shares as shall be determined from time to time by the Committee (or any subcommittee appointed by the Committee) on or prior to the date of such grant.

c. Purchase Price. The purchase price per share of Common Stock for which each option is exercisable shall be a price reflecting the mean of the high and the low of the price quoted on said grant date for the Company’s Common Stock on the New York Stock Exchange.

d. Exercisability and Term of Options. Each option granted under the Plan shall become exercisable six months after the date of grant. Each option granted under the Plan shall expire ten years from the date of grant and shall be subject to earlier termination as hereinafter provided. If an Eligible Director subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any options held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

e. Termination of Service. In the event of the termination of service on the Board by the holder of any option, other than after completion of 5 years of service as a Director or by reason of total and permanent disability or death, the then outstanding options of such holder granted under the Plan may be exercised only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.

f. Termination after 5 Years, Disability or Death. In the event of (i) termination of service after completion of 5 years of service as a Director or (ii) the total and permanent disability of the holder of any option granted under the Plan, each of the then outstanding options of such holder may be exercised at any time (after completion of the six month period specified in paragraph d above) within five years after such retirement or disability, but in no event after the expiration date of the term of the option. In the event of the death of an Eligible Director, each of his or her then outstanding options granted under the Plan shall immediately become exercisable in full by the optionee’s legal representative at any time prior to the stated expiration date of the term of the option.

g. Payment. Options may be exercised only upon payment to the Company in full of the purchase price of the shares to be delivered. Such payment shall be made in cash or in Common Stock previously owned by the optionee for more than 6 months or in a combination of cash and such Common Stock. The sum of the cash and the fair market value of such Common Stock shall be at least equal to the aggregate purchase price of the shares to be delivered.

7.  Deferred Shares

      Deferred shares granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with the Plan and be subject to the following terms:

a. Annual Grants. Beginning with the 1998 Annual Meeting of Shareholders, each Eligible Director shall automatically be granted 500 deferred shares on the business day following the Annual Meeting of Shareholders. Each such grant shall constitute the agreement by the Company to deliver shares of Common Stock to the Eligible Director in the future, at the end of the deferral period provided for in 7(b) below, in consideration of the performance of services.

b. Deferral Period. Each grant shall be subject to a deferral period beginning on the date of grant and ending upon termination of service as a director. During the deferral period, the Eligible Director shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the deferred shares and shall have no right to vote them.

c. Dividend Equivalents. Eligible Directors will be credited with dividend equivalents in an amount equal to the amount per share of any cash dividends declared on the deferred shares during the deferral period. Such dividend equivalents, which shall likewise be credited with dividend equivalents, shall be deferred until the end of the deferral period and shall be paid out in additional shares of Common Stock.

d. Security Arrangement for Deferred Shares. The Company shall be entitled, but not obligated, to establish a grantor trust or similar arrangement to secure the Company’s obligations to deliver deferred shares under the Plan; provided, however, that any funds contained therein shall remain subject to the claims of the Company’s general creditors.

8.  Adjustment upon Changes in Stock

      The Committee may make or provide for such adjustments in the option price and in the number or kind of shares or other securities covered by outstanding options and deferred shares as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of rights of optionees or deferred share recipients that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, recapitalization or other changes in the capital structure of the Company, (b) any merger, consolidation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee may also make or provide for such adjustments in the number or kind of shares of the Company’s Common Stock or other securities which may be sold under this Plan and the number of such securities to be awarded to each Eligible Director as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in the preceding sentence. The determination of the Committee as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

9.  Assignability and Transferability

a. Except as otherwise determined by the Committee, no options or deferred shares granted under the Plan shall be transferable by an Eligible Director other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, options shall be exercisable during the Optionee’s lifetime only by the Optionee or by the Optionee’s guardian or legal representative.

b. Notwithstanding the provisions of Section 9(a), options shall be transferable by an Eligible Director, without payment of consideration therefor by the transferee, to any one or more members of the Eligible Director’s Immediate Family (as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934) (or to one or more trusts established solely for the benefit of one or more members of the Eligible Director’s Immediate Family or to one or more partnerships in which the only partners are members of the Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Eligible Director.

10.  No Right to Continue as Director

      Neither the Plan, nor the granting of an option or deferred shares nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the director has a right to continue as a director for any period of time, or at any particular rate of compensation.

11.  Effective Date and Duration of Plan

      The Plan became effective immediately following approval by the shareholders at the 1998 Annual Meeting of Shareholders. The Plan, as amended hereby, shall be effective on the date it is approved by the shareholders of the Company. Grants made prior to such shareholder approval shall be contingent on such approval. The period during which option grants and awards of deferred shares shall be made under the Plan shall terminate on the second business day following the 2011 Annual Meeting of Shareholders, but such termination shall not affect the terms of any then outstanding options or deferred shares.

12.  Amendment, Suspension or Termination of the Plan

      The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever; provided, however, that without approval of the shareholders, no amendment shall change the selection or eligibility of directors to receive options or deferred shares under the Plan, the times at which options shall be granted or shall become exercisable, the times at which deferred shares shall be granted, the maximum number of shares of Common Stock subject to any such options, such awards of deferred shares or the purchase price under any such option.

13.  Fractional Shares

      No fractional shares shall be issued pursuant to options granted hereunder, but in lieu thereof, the cash value of such fraction shall be paid.

DETACH CARD

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BRUSH ENGINEERED MATERIALS INC. — PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gordon D. Harnett, or if he is unable or unwilling to act, then Michael C. Hasychak, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of shareholders of Brush Engineered Materials Inc. to be held on May 1, 2001 and at any adjournment or postponement thereof:

The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and recommends votes “FOR” Proposals 2 and 3.

1. ELECTION OF DIRECTORS.
FOR all nominees listed below (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for the nominees listed below

Nominees: Joseph P. Keithley, William R. Robertson and John Sherwin, Jr.

INSTRUCTIONS:	To withhold authority to vote for any nominees, write those nominees’ names in the space provided below.

2.	Approving the Amended and Restated 1997 Stock Incentive Plan for Non-Employee Directors.

FOR	AGAINST	ABSTAIN

3.	Confirming the appointment of Ernst & Young LLP as independent auditors of Brush Engineered Materials Inc.

FOR	AGAINST	ABSTAIN

4.	In accordance with his judgment upon any other matter properly presented.

(Continued, and to be signed on other side)

DETACH CARD

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SHARES

(Continued from the other side)

The shares represented by this proxy will be voted as directed or, if directions are not indicated, will be voted “FOR” the election of directors and “FOR” proposals 2 and 3.

Dated , 2001

Signature

Signature

Title

NOTE: Please sign exactly as the name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

DETACH CARD

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CONFIDENTIAL VOTING INSTRUCTIONS
To Fidelity Management Trust Company, Trustee Under the Brush Engineered Materials Inc. PAYSOP

Pursuant to section 6.8 of the Brush Engineered Materials Inc. Savings and Investment Plan, the undersigned, as a participant in the Plan, hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Engineered Materials Inc. credited to the undersigned’s PAYSOP Contribution Account under the Plan on the record date for the annual meeting of shareholders of Brush Engineered Materials Inc. to be held on May 1, 2001 and at any adjournment or postponement thereof, on the following matters as checked below.

The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and recommends votes “FOR” Proposals 2 and 3.

1. ELECTION OF DIRECTORS.
FOR all nominees listed below (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for the nominees listed below

Nominees: Joseph P. Keithley, William R. Robertson and John Sherwin, Jr.

INSTRUCTIONS:	To withhold authority to vote for any nominees, write those nominees’ names in the space provided below.

2.	Approving the Amended and Restated 1997 Stock Incentive Plan for Non-Employee Directors.

FOR	AGAINST	ABSTAIN

3.	Confirming the appointment of Ernst & Young LLP as independent auditors of Brush Engineered Materials Inc.

FOR	AGAINST	ABSTAIN

4.	In accordance with his judgment upon any other matter properly presented.

(Continued, and to be signed on other side)

DETACH CARD

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(Continued from the other side)

PLEASE SIGN EXACTLY AS THE NAME APPEARS BELOW. THE TRUSTEE SHALL NOT VOTE SHARES OF THE COMPANY FOR WHICH IT DOES NOT RECEIVE INSTRUCTIONS.

This confidential voting instructions card will be seen only by authorized personnel of the Trustee. The shares represented by this card will be voted as directed, or if directions are not indicated but this card is executed and returned, will be voted “FOR” the election of directors and “FOR” proposals 2 and 3.

Dated , 2001

Signature

Signature

Title

NOTE: Please sign exactly as the name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such.

PLEASE SIGN, DATE AND RETURN YOUR VOTING CARD PROMPTLY
IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

DETACH CARD

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
CONFIDENTIAL VOTING INSTRUCTIONS
To Fidelity Management Trust Company, Trustee Under the Brush Engineered Materials Inc.
Savings and Investment Plan.

Pursuant to section 6.8 of the Brush Engineered Materials Inc. Savings and Investment Plan, the undersigned, as a participant in the Plan, hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Engineered Materials Inc. credited to the undersigned’s account (other than shares credited under the PAYSOP Contribution Account) under the Plan on the record date for the annual meeting of shareholders of Brush Engineered Materials Inc. to be held on May 1, 2001 and at any adjournment or postponement thereof, on the following matters as checked below.

The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and recommends votes “FOR” Proposals 2 and 3.

1. ELECTION OF DIRECTORS.
FOR all nominees listed below (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for the nominees listed below

Nominees: Joseph P. Keithley, William R. Robertson and John Sherwin, Jr.

INSTRUCTIONS:	To withhold authority to vote for any nominees, write those nominees’ names in the space provided below.

2.	Approving the Amended and Restated 1997 Stock Incentive Plan for Non-Employee Directors.

FOR	AGAINST	ABSTAIN

3.	Confirming the appointment of Ernst & Young LLP as independent auditors of Brush Engineered Materials Inc.

FOR	AGAINST	ABSTAIN

4.	In accordance with his judgment upon any other matter properly presented.

(Continued, and to be signed on other side)

DETACH CARD

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(Continued from the other side)

PLEASE SIGN EXACTLY AS THE NAME APPEARS BELOW. THE TRUSTEE SHALL VOTE SHARES OF THE COMPANY FOR WHICH IT DOES NOT RECEIVE INSTRUCTIONS IN THE SAME PROPORTION AS IT VOTES THE SHARES FOR WHICH IT RECEIVES VOTING INSTRUCTIONS.

This confidential voting instructions card will be seen only by authorized personnel of the Trustee. The shares represented by this card will be voted as directed, or if directions are not indicated but this card is executed and returned, will be voted “FOR” the election of directors and “FOR” proposals 2 and 3.

Dated , 2001

Signature

Signature

Title

NOTE: Please sign exactly as the name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such.

PLEASE SIGN, DATE AND RETURN YOUR VOTING CARD PROMPTLY
IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.